UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2023

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200 Dallas Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 1.01	Entry into a Material Definitive Agreement.

Ashford Inc. (the “Company”) serves as sponsor to Stirling Hotels & Resorts, Inc. (“Stirling”), a recently formed Maryland corporation that, together with its subsidiaries, intends to be treated as a real estate investment trust (“REIT”) and invest in a diverse portfolio of stabilized income-producing hotels and resorts across all chain scales primarily located in the United States. A wholly owned subsidiary of the Company, Stirling REIT Advisors, LLC (the “Advisor”), serves as an external advisor to Stirling pursuant to an Advisory Agreement, dated December 6, 2023, by and among Stirling, Stirling REIT OP, LP (the “Stirling Operating Partnership”), Stirling TRS Corporation and the Advisor (the “Advisory Agreement”).

The Advisory Agreement

Pursuant to the Advisory Agreement, the Advisor has contractual responsibilities to Stirling and will be responsible for sourcing, evaluating, and monitoring Stirling’s investment opportunities and making decisions related to the acquisition, management, financing and disposition of Stirling’s assets, in accordance with Stirling’s investment objectives, guidelines, policies and limitations, subject to oversight by Stirling’s board of directors. Stirling’s board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to Stirling and the Stirling Operating Partnership.

Services

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for, among other things:

•	serving as the advisor to Stirling and the Stirling Operating Partnership with respect to the establishment and periodic review of Stirling’s investment guidelines and Stirling and the Stirling Operating Partnership’s investments, financing activities and operations;

•	sourcing, evaluating and monitoring Stirling and the Stirling Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of Stirling and the Stirling Operating Partnership’s assets, in accordance with Stirling’s investment objectives, guidelines, policies and limitations, subject to oversight by Stirling’s board of directors;

•	with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on Stirling and the Stirling Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing Stirling with portfolio management and other related services;

•	serving as Stirling’s advisor with respect to decisions regarding any of its financings, hedging activities or borrowings; and

•	engaging and supervising, on Stirling and the Stirling Operating Partnership’s behalf and at their expense, various service providers.

The above summary is provided to illustrate the material functions that the Advisor will perform for Stirling, and it is not intended to include all of the services that may be provided to Stirling by the Advisor or third parties.

Term and Termination Rights

The initial term of the Advisory Agreement is for one year from the effective date of the agreement, subject to automatic renewals thereafter for an unlimited number of successive one-year periods unless terminated by Stirling’s board of directors or the Advisor. Stirling’s independent directors will evaluate the performance of the Advisor and the terms of the Advisory Agreement annually in connection with the automatic renewal of the Advisory Agreement. The Advisory Agreement may be terminated:

•	immediately by Stirling for “cause,” a material breach of the Advisory Agreement or upon the bankruptcy of the Advisor;

•	upon 60 days’ written notice by Stirling without cause or penalty upon the vote of a majority of its independent directors; or

•	upon 60 days’ written notice by the Advisor.

In the event the Advisory Agreement is terminated, the Advisor will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Advisor will cooperate with Stirling and take all reasonable steps requested to assist Stirling’s board of directors in making an orderly transition of the advisory function, provided that the Advisor and its affiliates shall be reimbursed for all internal and third-party expenses incurred in connection with providing such transition (including salaries, benefits and overhead of personnel).

Management Fee, Performance Participation and Expense Reimbursements

Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, Stirling pays the Advisor an annual management fee (payable monthly in arrears) of up to 1.25% of the aggregate net asset value (“NAV”) represented by each class of Stirling’s common stock and Stirling Operating Partnership units not held by Stirling.

The management fee may be paid, at the Advisor’s election, in cash, shares of Stirling common stock or units of the Stirling Operating Partnership. If the Advisor elects to receive any portion of its management fee in shares or units of the Stirling Operating Partnership, Stirling may be obligated to repurchase such shares or units from the Advisor at a later date. Repurchases of these shares or units will not be subject to the repurchase limits of its share repurchase plan or any reduced repurchase price for shares outstanding less than one year.

Performance Participation. So long as the Advisory Agreement has not been terminated, Stirling REIT Special Limited Partner LLC, a Delaware limited partnership and affiliate of the Company (the “Special Limited Partner”), will hold a performance participation interest in the Stirling Operating Partnership that entitles it to receive an allocation from the Stirling Operating Partnership equal to 12.5% of the total return on certain classes of Stirling Operating Partnership units, subject to certain terms described in Stirling’s Private Placement Memorandum. Such allocation will be measured on a calendar year basis, made quarterly and accrued monthly. The Company may allocate up to 50% of the performance participation interest to its employees.

Expense Reimbursement. Subject certain limitations, the Advisor is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on Stirling’s behalf, provided that the Advisor is responsible for the expenses related to any and all personnel of the Advisor who provide investment advisory services to Stirling pursuant to the Advisory Agreement (including, without limitation, each of Stirling’s executive officers), including, without limitation, salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Advisor incurs in connection with the services it provides to Stirling related to (1) organization and offering expenses, but excluding upfront selling commissions, dealer manager fees and distribution fees; (2) the actual cost of goods and services used by Stirling and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers, and brokerage fees paid in connection with the purchase and sale of investments; (3) expenses of managing and operating Stirling’s properties, whether payable to an affiliate or a non-affiliated person; (4) expenses related to personnel of the Advisor performing services for Stirling other than those who provide investment advisory services or serve as Stirling’s executive officers; and (5) out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to Stirling’s activities conducted by the Advisor on Stirling’s behalf pursuant to the Advisory Agreement. Stirling may change the expense reimbursement arrangements with the Advisor in the future.

Subject to certain limitations, the Advisor may require Stirling to reimburse it for any organization and offering expenses associated with Stirling’s offering of securities that it incurs on Stirling’s behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, reasonable bona fide due diligence expenses of selected dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of Stirling’s escrow agent and transfer agent, fees to attend retail seminars sponsored by selected dealers and reimbursements to selected dealers for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and distribution fees) as and when incurred. After the termination of the primary offering and again after termination of the offering under Stirling’s distribution reinvestment plan, the Advisor has agreed to reimburse Stirling to the extent that the organization and offering expenses that Stirling incurs exceed 15% of its gross proceeds from the applicable offering.

Advisor Support. The Advisor will advance on Stirling’s behalf certain of its organizational and offering expenses and general and administrative expenses through December 31, 2024, at which point Stirling will reimburse the Advisor for all such advanced expenses ratably over the 60 months following such date.

Independent Directors’ Review of Compensation. The related party transactions committee of Stirling’s board of directors, which is composed of all Stirling’s independent directors, will annually review and evaluate the performance of the Advisor and the terms of the Advisory Agreement.

In addition to the management fee, performance participation and expense reimbursements, Stirling has agreed to indemnify and hold harmless the Advisor and its affiliates performing services for Stirling from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Advisory Agreement, by and among Stirling Hotels & Resorts, Inc., Stirling REIT OP, LP, Stirling TRS Corporation and Stirling REIT Advisors, LLC, dated December 6, 2023.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:        December 6, 2023

ASHFORD INC.

By:	/s/ Alex Rose
	Name:	Alex Rose
	Title:	Executive Vice President, General Counsel & Secretary